UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – May 6, 2020

EXTENDED STAY AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100
Charlotte
North Carolina
28277
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100
Charlotte
North Carolina
28277
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share, of Extended Stay America, Inc. and Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Paired Share.
	STAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry Into a Material Definitive Agreement.
On May 6, 2020, Extended Stay America, Inc. (the “Corporation”) entered into an amendment (the “Second Amendment”) to the Credit Agreement, dated as of August 30, 2016, which provides for the Corporation’s revolving credit facility (the “Corporation Revolving Credit Facility”) (as amended by that certain First Amendment to Credit Agreement, dated as of September 18, 2019, and as further amended, restated, amended and restated or otherwise modified from time to time prior to the Second Amendment Effective Date (as defined the Second Amendment), the “Credit Agreement” and, as amended by the Second Amendment, the “Amended Credit Agreement”), among the Corporation, the lenders and other financial institutions party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent, to provide additional financial flexibility during the
COVID-19
pandemic.
The Second Amendment provides that the covenant that requires the Corporation’s compliance with a Consolidated Leverage Ratio (as defined in the Amended Credit Agreement) will not be tested for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021. During this period, the Corporation will be required to comply with a liquidity covenant (the “Liquidity Covenant”) that requires the liquidity of the Corporation and its consolidated subsidiaries (including ESH Hospitality, Inc. and its subsidiaries or “ESH REIT”) to be at least $150.0 million on the last day of every calendar month (with liquidity being the sum of unrestricted cash and cash equivalents and available borrowing capacity under all credit facilities).
From April 1, 2020 to March 31, 2021 (the “Amendment Period”), the maximum amount of dividends, share repurchases and similar distributions in respect of equity (collectively, “Restricted Payments”) the Corporation (and not, for the avoidance of doubt, ESH REIT) will be permitted to make is $150.0 million, with an accompanying requirement that the Corporation must prepay the Corporation Revolving Credit Facility twice the amount of each Restricted Payment made during the Amendment Period (which amount may not be reborrowed during the Amendment Period). Each such Restricted Payment made during the Amendment Period will further increase the minimum amount required by the Liquidity Covenant by twice the amount of each such Restricted Payment. The Second Amendment also provides that during the second, third and fourth fiscal quarters of 2021, trailing four-quarter EBITDA as calculated under the Corporation Revolving Credit Facility will be deemed to be the following adjusted amounts: (1) for the second fiscal quarter, EBITDA for such quarter annualized, (2) for the third fiscal quarter, EBITDA for the second and third quarters annualized and (3) for the fourth fiscal quarter, EBITDA for the second, third and fourth quarters annualized, in each case if such adjusted amounts are greater than actual trailing four-quarter EBITDA as calculated under the Corporation Revolving Credit Facility. The Second Amendment further permits the Corporation to incur additional indebtedness in the form of up to $150.0 million of unsecured, subordinated loans from ESH REIT.
A copy of the Second Amendment is attached to this Current Report on Form
8-K
as Exhibit 10.1 and incorporated herein by reference. The summary set forth above does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1
Second Amendment, dated as of May 6, 2020, to the Credit Agreement, dated as of August 30, 2016, among Extended Stay America, Inc., the lenders and other financial institutions party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: May 8, 2020	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel and Corporate Secretary

ESH HOSPITALITY, INC.

Date: May 8, 2020	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel and Corporate Secretary